EXHIBIT 10.2


                     SERIES III CONVERTIBLE PREFERRED STOCK
                             MODIFICATION AGREEMENT

            THIS SERIES III CONVERTIBLE PREFERRED STOCK MODIFICATION AGREEMENT is entered into and shall be effective as of the 29th day of December, 1998, by and between Telident, Inc., a Minnesota corporation (the "Company"), and Special Situations Private Equity Fund, L.P. (the "Shareholder").

            WHEREAS, the Shareholder currently holds 200,000 shares (the "Preferred Stock") of the Series III Convertible Preferred Stock of the Company;

            WHEREAS, the Preferred Stock is governed pursuant to that Certificate of Designation of Series III Convertible Preferred Stock (the "Certificate") which was filed with the Secretary of State of the State of Minnesota on April 14, 1998, a copy of which is attached as Exhibit A hereto; and

            WHEREAS, the Company and the Shareholder desire to enter into this Agreement to modify the rights and preferences of the Preferred Stock set forth in the Certificate to redress alleged damages that the Shareholder has incurred related to the registration of the common stock of the Company for resale upon the conversion of the Series III Convertible Preferred Stock of the Company.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.          Modification to Conversion Rights.

            (a) The first sentence of Article I, Section C(2) of the Certificate is hereby deemed to include the following at the end of the sentence:

                        , however, that 80% of the Average Price shall not be more than $ .785 until such time as the closing bid price for the shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) is greater than $1.75 on any ten
                        (10) consecutive trading days following
                        receipt by Shareholder of written notification of the initial effective date of the registration statement which registers for resale the shares of Common Stock issuable upon conversion of the Series III Preferred Stock.

            (b) Shareholder agrees not to convert any shares of Series III Convertible Preferred Stock into Common Stock pursuant to the conversion terms set forth in Section 1(a) (as opposed to the conversion terms that exist in the Certificate) without first having sold to an unrelated third party the Common Stock underlying such Convertible Preferred Stock.

2. Release and Waiver. Shareholder releases the Corporation and its employees, advisors, officers and directors, from any and all claims or liability related to or arising out of the fact that a registration statement covering the Preferred Stock was not filed with the Securities and Exchange Commission within thirty days after the closing of the purchase of the Preferred Stock.

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3.          Entire Agreement. This Agreement states the entire agreement of the parties regarding the matters herein, merges all prior negotiations, agreements, and understandings, if any there be, and states in full all representations, warranties and undertakings that have induced this Agreement, there being no representations, warranties or undertakings other than those stated herein.

4. Amendment. This Agreement may be modified or amended only in a writing duly executed by the parties hereto.

5. Assignment. The Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and successors and assigns of the parties.

6. Governing Law. This Agreement shall be governed by the internal laws of the State of Minnesota.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement


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8.          Cooperation. The parties agree to take any additional actions necessary to carry out the intents and purposes of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      TELIDENT, INC.


                                      By:  /s/ W. Edward McConaghay
                                          --------------------------------------
                                      W. Edward McConaghay
                                      Its: President and Chief Financial Officer


                                      SPECIAL SITUATIONS PRIVATE EQUITY
                                      FUND, L.P.


                                      By:  /s/  David Greenhouse
                                          --------------------------------------
                                      Its: Executive Vice President
                                          --------------------------------------


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